Exhibit 99.3

February 2011

Re: KMP Futures Fund I LLC

Dear Investor,

After exhaustive due diligence, we have decided to name GlobeOp Financial Services LLC (“GlobeOp”) as the new Fund Administrator for KMP Futures Fund I LLC (the “Fund”) effective June 1, 2011. Our decision to make the change is based on our desire to provide investors with the best possible administrative services.

GlobeOp has a global presence, currently servicing 190 clients representing over 1,500 funds with US$ 150 billion in alternative investment assets across all strategies. They employ almost 1,800 professionals in ten offices on three continents.

We are confident that GlobeOp will meet all of our expectations by bringing to the Fund the highest level of service and excellence in all facets of the administrator functions coupled with a cost savings to the Fund.

If you have any questions, please contact the Kenmar Preferred’s Investor Services Group at 914-307-4000 or USFunds@kenmar.com.

Sincerely,

Jennifer Moros

Senior Vice President, Director Marketing & Investor Services

Kenmar Preferred Investments Corp.,

    as Managing Member for KMP Futures Fund I LLC

900 King Street, Suite 100 • Rye Brook, NY 10573 • Tel: 914.307.7000 • www.kenmar.com • Email: info@kenmar.com

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